EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
           A  L I M I T E D  L I A B I L I T Y  P A R T N E R S H I P

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212 838 1177
                                FAX 212 838 9190

                                 August 12, 2005

Secured Services, Inc.
1155 North Service Road West, Unit 8
Oakville, Ontario, Canada L6M 3E3

Re: Post-Effective Amendment No. 2 to The Registration Statement On Form SB-2 (SEC File No. 333-116455)
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Ladies and Gentlemen:

We have acted as counsel to Secured Services, Inc., a Delaware corporation ("Secured Services"), in connection with the preparation of the Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of up to 14,188,904 shares of common stock, par value $.0001 per share (the "common stock"), of Secured Services.

In this regard, we have reviewed the Certificate of Incorporation of Secured Services, as amended, resolutions adopted by Secured Services' Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

Each share of common stock included in the registration statement, including the shares underlying outstanding warrants has been duly authorized for issuance and is legally issued, fully paid and non-assessable or will be so issued fully paid and non-assessable upon exercise of the warrants which they underlie.

We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                        Very truly yours,

                                        /s/ Morse, Zelnick, Rose & Lander, LLP
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                                          Morse, Zelnick, Rose & Lander, LLP